Exhibit 10.5

Execution Version

CONSENT AND SECOND AMENDMENT TO
VISHAY INTERTECHNOLOGY, INC. SECOND AMENDED AND RESTATED LONG
TERM REVOLVING CREDIT AGREEMENT

          This Consent and Second Amendment to Credit Agreement (“Second Amendment”) is made as of this 6th day of August, 2004 by and among Vishay Intertechnology, Inc. (the “Company”), the Permitted Borrowers, Comerica Bank as Co-Lead Arranger, Co-Book Running Manager and Administrative Agent (the “Agent”), Wachovia Bank, National Association, J.P. Morgan and Bank of America, N.A., as Documentation Agents and Bank Leumi USA, as Managing Agent, and the other lenders party hereto (collectively, with the agent, the “Lenders”).

RECITALS

          A.          The Company, the Permitted Borrowers, Agent and Lenders entered into that certain Vishay Intertechnology, Inc. Second Amended and Restated Long Term Revolving Credit Agreement dated as of July 31, 2003, which was amended by that certain Consent and First Amendment to Vishay Intertechnology, Inc. Second Amended and Restated Long Term Revolving Credit Agreement dated as of May 14, 2004 (collectively, and as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”).

          B.          The Company and the Permitted Borrowers have requested that Agent and Lenders make certain amendments to the Credit Agreement, and Agent and Lenders are willing to do so, but only on the terms and conditions set forth in this Second Amendment.

          NOW, THEREFORE, the Company, the Permitted Borrowers, Agent and the Lenders agree as follows:

1.

The definitions of “Hedging Obligation(s),” “Indebtedness,” “Loan Documents,” and “Pledge Agreement(s)” in Section 1.1 of the Credit Agreement are hereby deleted and the following are inserted in their places, as applicable:

““Hedging Obligation(s)” shall mean Interest Rate Protection Agreements and any foreign currency exchange agreements (including without limitation foreign currency hedges and swaps) or other foreign exchange transactions, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements entered into between Company and/or any of its Subsidiaries and a Lender or an Affiliate of a Lender to manage existing or anticipated foreign exchange risk and not for speculative purposes, provided, that, for purposes of the Collateral Documents and the Foreign Guaranty, “Hedging Obligations” shall also include the Commodities Hedging Obligations to the extent such Commodities Hedging Obligations are “Indebtedness” as defined in this Agreement.”

““Indebtedness” shall mean (a) all indebtedness and liabilities whether direct or indirect, absolute or contingent, owing by Company or any of the Permitted Borrowers to the Lenders (or any of them) or to the Agent, in any manner and at any time, under this Agreement or the Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by the Company, any of the Permitted Borrowers or any of the Subsidiaries to, or acquired by, the Lenders (or any of them) or by Agent, (b) any Special Letters of Credit, (c) net obligations with respect to (i) Hedging Obligations and (ii) Commodities Hedging Obligations, provided that (x) the maximum aggregate amount which shall be available from proceeds of the Collateral under the Collateral Documents or from any other sums collected from the Company, the Permitted Borrowers or any of Company’s Subsidiaries pursuant to the Loan Documents (excluding the Loan Documents specifically governing the Commodities Hedging Obligations) for application against Commodities Hedging Obligations shall not exceed $10,000,000 (with the application of such proceeds to be made by Agent on a basis consistent with Section 10.2 hereof, such application to be made on a pro rata basis among the eligible hedging providers under those Commodities Hedging Obligations designated by the Company pursuant to clause (y) of this definition, but otherwise in Agent’s sole discretion), (y) the documentation relating to such Commodities Hedging Obligations, including a letter agreement between the hedging provider and the Company or applicable Subsidiary covering multiple commodities hedging transactions (I) specifies that such obligations have been designated by the Company as (and, subject to the terms hereof, shall constitute) “Indebtedness” hereunder and (II) contains an express acknowledgment by the eligible hedging provider (satisfactory in form and substance to the Agent) of the limitation imposed on all Commodities Hedging Obligations under clause (x) of this definition, and (z) copies of such documentation shall have been provided to Agent promptly following the execution thereof, accompanied by an updated list of all such documents having been so designated by the Company (which the Agent is hereby authorized to furnish to any hedging provider requesting such documentation), provided further that both the Commodities Hedging Obligations and the Hedging Obligations are entered into between Company and/or any of its Subsidiaries and a Lender or an Affiliate of a Lender, (d) any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and (e) any and all consolidations, amendments, renewals, replacements or extensions of any of the foregoing.  For the purposes of Section 9.2(b), “Indebtedness” shall exclude any Hedging Obligations or Commodities Hedging Obligations.”

““Loan Documents” shall mean collectively, this Agreement, the Letter of Credit Agreements, the Guaranties, the Collateral Documents, agreements relating to Hedging Obligations entered into between Company and/or any of its Subsidiaries and a Lender or an Affiliate of a Lender, agreements relating to Commodities Hedging Obligations (to the extent such Commodities Hedging Obligations are “Indebtedness” as defined in this Agreement), and any other documents, instruments or agreements executed pursuant to or in connection with any such document, the Indebtedness or this Agreement as such documents may be amended or otherwise modified from time to time.  For the purposes of Section 13.11, “Loan Documents” shall exclude any Hedging Obligations and Commodities Hedging Obligations.”

““Pledge Agreement(s)” shall mean the various stock pledge agreements, including any nantissements, notarial deeds, pledges of financial instrument accounts, or other local law pledges (and any of them) previously executed and delivered, executed and delivered as of the Effective Date or to be executed or delivered pursuant to Sections 7.16 and/or 7.18 hereof all, in favor of the Agent, for and on behalf of the Lenders under this Agreement and, in each case as amended, restated or otherwise modified from time to time.”

2.	Each of the following definitions are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

““Chinese Restructuring” shall mean that certain merger of Shanghai Vishay Semiconductor Co., Ltd. (“SVS”) with and into Shanghai Vishay Opto Co., Ltd. (“SVO”) with SVO as the surviving company to the extent consummated on substantially the terms described in the signed letter delivered to the Lenders on July 15, 2004.”

““Commodities Hedging Obligation(s)” shall mean any precious metal commodity swap agreement, forward purchase agreement, cap agreement or collar agreement, and any other agreement or arrangement entered into for protection against fluctuations in precious metal prices, and, except as used in the definition of “Indebtedness,” not for speculative purposes.”

3.	Section 2.1(a) of the Credit Agreement is hereby amended by inserting the following language at the end of the section:

“provided, however, that upon payment in full in cash of all Indebtedness of the Foreign Permitted Borrowers hereunder for Advances to any Foreign Permitted Borrower, and, if any Letter of Credit Obligations of any Foreign Permitted Borrower are outstanding, upon deposit with the Agent of sufficient funds to cash collateralize such outstanding Letter of Credit Obligations, the Borrowers may, upon 10 Business Days written notice to the Agent, revoke the FPB Advance Notice, provided, further, that following delivery of such written notice of revocation, no Foreign Permitted Borrower may request any additional Advances under this Agreement, unless the Required Lenders consent to the issuance by the Company of a new FPB Advance Notice, and the Company complies with the requirements of Section 7.16 and the other provisions of this Agreement following delivery of such notice.”

4.	Section 7.16(b)(ii) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in its place:

“(ii) with respect to each Person which becomes a Significant Foreign Subsidiary subsequent to the Effective Date or which is a Significant Foreign Subsidiary on the Effective Date, and is also a Significant Foreign Subsidiary on the date of Agent’s receipt of the applicable initial FPB Advance Notice or becomes a Significant Foreign Subsidiary after Agent’s receipt of such FPB Advance Notice, cause each such Significant Foreign Subsidiary to execute and delivery to Agent (a) a Joinder Agreement whereby such Significant Foreign Subsidiary becomes obligated as a Guarantor under the Foreign Guaranty and (b) if such Significant Foreign Subsidiary is incorporated under the laws of the United States of America, a Security Agreement or a Joinder Agreement whereby such Significant Foreign Subsidiary becomes obligated under the applicable Security Agreement, as the case may be, such documents to be executed and delivered to Agent within eighty (80) days of the Agent’s receipt of the applicable FPB Advance Notice or, for a Subsidiary which has become a Foreign Significant Subsidiary after Agent’s receipt of such FPB Advance Notice, within two hundred and ten (210) days of the first day on which such Subsidiary was a Foreign Significant Subsidiary, provided, that, upon revocation of an FPB Advance Notice as described in Section 2.1(a), (x) the Company shall not be required to cause the execution and delivery of additional Joinder Agreements and Security Agreements as otherwise required by this subsection, and (y) the Lenders agree that Agent may, in its sole discretion and upon the written request of the Company, release the Joinder Agreements and Security Agreements described in this subsection then in effect; and”

5.	Section 7.16(c)(ii) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in its place:

(ii) with respect to the share capital (or other ownership interests) of each Person which becomes a Significant Foreign Subsidiary subsequent to the Effective Date, or which is a Significant Foreign Subsidiary on the Effective Date, and which also is a Significant Foreign Subsidiary on the date of Agent’s receipt of the applicable FPB Advance Notice or which becomes a Significant Foreign Subsidiary after Agent’s receipt of such FPB Advance Notice, the Company shall execute or cause to be executed and delivered to the Agent a Pledge Agreement encumbering, subject to Section 7.17 hereof, with a first priority Lien on 65% of the share capital of each such Significant Foreign Subsidiary, but only with respect to, and only to the extent of, share capital that is directly owned by the Company and/or one or more Domestic Subsidiaries, to secure the Indebtedness of the Company and the Domestic Permitted Borrowers and 100% of the share capital of each such Significant Foreign Subsidiary to the extent owned, directly or indirectly, by the Company to secure the Indebtedness of the Foreign Permitted Borrowers hereunder, such documents to be executed and delivered to Agent within eighty (80) days of the Agent’s receipt of the applicable FPB Advance Notice or, for a Subsidiary which has become a Foreign Significant Subsidiary after Agent’s receipt of such FPB Advance Notice, within two hundred and ten (210) days of the first day on which such Subsidiary was a Foreign Significant Subsidiary provided, that, upon revocation of an FPB Advance Notice as described in Section 2.1(a) (x) the Company shall not be required to cause the execution and delivery of additional Pledge Agreements securing the Indebtedness of the Foreign Permitted Borrowers as otherwise required by this subsection and (y) the Lenders agree that Agent may, in its sole discretion and upon the written request of the Company, release any Pledge Agreement (or a portion of such Pledge Agreement) then in effect which secures the Indebtedness of the Foreign Permitted Borrowers as described in this subsection; and”

6.	Section 7.16 of the Credit Agreement is hereby amended by inserting the following language as a post-amble at the end of the section:

“Execution and delivery of Pledge Agreements and Joinder Agreements as specified by this Section 7.16 shall only be required to the extent permitted and enforceable under applicable local law, as determined in Agent’s reasonable discretion.  If delivery of certain Pledge Agreements and Joinder Agreements as specified by this Section 7.16 cannot be obtained despite the exercise of, in the Agent’s determination, commercially reasonable efforts, the Agent may, at its option, waive delivery of such Pledge Agreements and Joinder Agreements.  In either case, upon a change of law or circumstance in a particular jurisdiction which permits or makes commercially reasonable the execution and delivery of any Pledge Agreement or Joinder Agreement previously not required by or waived pursuant to this Section, Agent may, at its option, request the execution and delivery of such Pledge Agreement or Joinder Agreement, and any related documents within such reasonable time period as Agent may specify.  In addition, at Agent’s sole discretion, Agent may release a Pledge Agreement (or a portion of a Pledge Agreement) or a Joinder Agreement relating to a Foreign Subsidiary to allow a merger as permitted under Section 8.2(a) of this Agreement, to permit a Foreign Subsidiary to change its corporate form or where, due to a reorganization or restructuring performed in compliance with this Agreement, a Domestic Subsidiary becomes a Foreign Subsidiary and retaining a pledge of its or its Subsidiaries’ equity interests would violate Section 956 of the Internal Revenue Code (such release limited to that portion of a Pledge Agreement which would result in such a violation), provided, however, that upon completion of such merger, change in form or reorganization, the Company shall cause compliance with the requirements of Section 7.16 within such reasonable time period as the Agent may specify.”

7.	Section 8.3 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following language in its place:

“8.3     Guaranties.     Guarantee, endorse, or otherwise become liable for or upon the obligations of others, except by endorsement of cash items for deposit in the ordinary course of business and except for:

		(a)	the Guaranties;

(b)

guaranties by the Company or any Subsidiary of (i) Hedging Obligations entered into by Company or any Subsidiary, (ii) Commodities Hedging Obligations entered into by Company or any Subsidiary, or (iii) reimbursement obligations in respect of Special Letters of Credit issued for the account of any Subsidiary;

		(c)	guaranties of indebtedness (i) as set forth on Schedule 8.3 attached hereto or (ii) as permitted under clauses (d), (e), (f) or (g) of Section 8.7 hereof or clause (d) of Section 8.4;

		(d)	the GATX Guaranties (provided that the aggregate stated lease payments to which the GATX Guaranties relate shall not exceed Three Million Dollars ($3,000,000); and”

		(e)	customary clean up call provisions under any Permitted Securitization.”

8.	Section 8.4(d) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in its place:

“(d)

purchase money Debt for fixed assets (including operating leases and capitalized leases or other non-cancelable leases having a term of 12 months or longer), Debt in respect of equipment leasing agreements (based on the aggregate lease payments during the term of such leases and all available extensions), or Debt (including guaranties) in respect of real property leases (based on the aggregate lease payments during the term of such leases and all available extensions) provided that the aggregate of such purchase money Debt, Debt in respect of equipment leases and Debt (including guaranties) in respect of real property leases at any time shall not exceed seven and one-half percent (7.5%) of Tangible Net Worth;”

9.

Section 8.4 of the Credit Agreement is hereby amended by inserting the following as new subsection (k), deleting the “and” at the end of subsection 8.4(i) and deleting the period at the end of subsection 8.4(j) and inserting “; and” in its place:

	“(k)	unsecured Commodities Hedging Obligations.”

10.	Section 8.5(a) is hereby amended by deleting it in its entirety and inserting the following in its place:

“(a)

Liens in favor of the Agent, as security for the Indebtedness hereunder, and, including without limitation, any Indebtedness under any Hedging Obligations or Commodities Hedging Obligations (to the extent such Commodities Hedging Obligations are “Indebtedness” as defined in this Agreement”) or to secure Special Letters of Credit;”

11.	Section 8.5(f) is hereby amended by deleting it in its entirety and inserting the following in its place:

“(f)

Liens securing Debt (such Debt being permitted under this Agreement), provided that the aggregate principal amount of all such Debt which is secured by such Lien shall not exceed Five Million Dollars ($5,000,000); and”

12.	Section 8.7(j) is hereby amended by deleting it in its entirety and inserting the following in its place:

“(j)

Hedging Obligations and guaranties by the Company or any Subsidiary of Hedging Obligations entered into by Company or any Subsidiary and Commodities Hedging Obligations and guaranties by the Company or any Subsidiary of Commodities Hedging Obligations entered into by Company or any Subsidiary, as applicable;”

13.	Section 10.2 is hereby amended by deleting it in its entirety and inserting the following language in its place:

“10.2     Application of Proceeds.     Subject to the Collateral Documents, but notwithstanding anything to the contrary in this Agreement or other Loan Document, after an Event of Default, the proceeds of any Collateral, together with any offsets, voluntary payments by the Company or the Permitted Borrowers or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to payment of principal and interest of outstanding Advances, any reimbursement obligations under Section 3.6 hereof and any net obligations with respect to Hedging Obligations or Commodities Hedging Obligations (to the extent such Commodities Hedging Obligations are “Indebtedness” as defined in this Agreement) entered into between the Company or its Subsidiaries and a Lender or an affiliate of a Lender, on a pro rata basis, next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Company or the Permitted Borrowers, as the case may be. The application of such proceeds and other sums to the outstanding Indebtedness hereunder shall be based on each Lender’s Percentage of the aggregate Indebtedness.”

14.	Section 12.15(b) is hereby amended by deleting it in its entirety and inserting the following language in its place:

“The Lenders agree to release, and hereby irrevocably authorize the Agent to release, (x) any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any express disposition permitted hereunder, (iii) as described in Section 7.16 of this Credit Agreement, and (iv) to permit the merger of a Foreign Subsidiary as permitted under Section 8.2(a) or to permit a Foreign Subsidiary to change its corporate form, provided that such surviving Subsidiary shall comply with the requirements of Section 7.16; (y) the Guaranty of any Subsidiary, (i) in connection with the sale of all of the share capital of such Subsidiary to the extent that such sale is expressly permitted hereunder, (ii) as described in Section 7.16 of this Agreement, and (iii) to permit the merger of a Foreign Subsidiary as permitted under Section 8.2(a) or to permit a Foreign

Subsidiary to change its corporate form, provided that such surviving Subsidiary shall comply with the requirements of Section 7.16, and (z) any Lien granted to or held by the Agent upon any Collateral or any Guaranty issued hereunder, but only if and to the extent (i) required to be released under Section 7.17(b) hereof, or (ii) approved, authorized or ratified in writing by the Required Lenders, or all the Lenders, as the case may be, as provided in Section 13.11.  Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.15(b).”

15.

In connection with the PDD Restructuring (previously approved by the Agent and the Lenders), the Lenders hereby consent to the release by Agent, at Agent’s sole discretion, of the Pledge Agreement relating to the equity interests of General Semiconductor China Co. Ltd. to the extent necessary to effectuate the PPD Restructuring, provided that any re-pledging of the equity interests of General Semiconductor China Co. Ltd. which may be required pursuant to the terms of the Credit Agreement following the PDD Restructuring shall occur at the later of (a) 180 days of such release, or (b) within the time frame specified pursuant to Section 7.16(c)(ii) of the Credit Agreement.

16.

The Agent and the undersigned Lenders hereby (i) waive the delivery of Joinder Agreements by General Semiconductor China Co. Ltd., Vishay Semiconductor Malaysia Sdn. Bhd. and Vishay Electronic SPOL SrO, and Pledge Agreements relating to the equity interests of General Semiconductor of Taiwan, Ltd. and Vishay Semiconductor Malaysia Sdn. Bhd. to the extent the same may be required under Section 7.16 of the Credit Agreement and (ii) upon the effectiveness of this Second Amendment, agree to make Advances available to the Foreign Permitted Borrowers subject to the terms and conditions to the making of Advances specified in the Credit Agreement but regardless of the execution and delivery of the Pledge Agreements and Joinder Agreements required under the Credit Agreement later than eighty (80) days after the receipt of the FPB Advance Notice currently in effect as specified by Section 7.16, provided, however, that the Company shall (a) cause Pledge Agreements, in form and substance acceptable to Agent, regarding the equity interests of Vishay Electronic SPOL SrO to be delivered to Agent, to the extent permitted and enforceable under applicable local law, within one hundred and eighty days of the Second Amendment Effective Date (as defined below), (b) cause General Semiconductor of Taiwan, Ltd. to execute and deliver a Joinder Agreement to the Foreign Guaranty, in form and substance acceptable to Agent, to the extent permitted or enforceable under applicable local law, within sixty days of the Second Amendment Effective Date, (c) cause (x) a Pledge Agreement, in form and substance acceptable to Agent, regarding the equity interests of BCcomponents NV (or any successor thereto) and (y) a Joinder Agreement to the Foreign Guaranty to be executed by BCcomponents NV (or any successor thereto), each in form and substance acceptable to Agent, to be executed and delivered to Agent no later than January 1, 2005 and (d) otherwise be in compliance with its obligations under Section 7.16 of the Credit Agreement, unless any of the documentation otherwise required under Section 7.16 has been specifically waived. Failure to deliver the Pledge Agreements and Joinder Agreements described in this paragraph within the time specified herein or in the Credit Agreement as amended hereby shall, unless extended by the Required Lenders, be an Event of Default under the Credit Agreement.

17.

The Agent and the Lenders hereby consent (retroactively, to the extent necessary) to the Chinese Restructuring, and, as required by the Chinese Restructuring, the Agent and Lenders hereby (a) agree to waive any requirement that additional issued shares of SVS be pledged to Agent and Lenders (such waiver to be retroactive to the date of issuance of such stock), and (b) consent to the release by the Agent, at the Agent’s discretion, of the Lien granted to Agent for the benefit of the Lenders under that certain Pledge Agreement executed and delivered in connection with the shares of SVS, and the Joinder Agreement to Foreign Guaranty executed by SVS, to the extent necessary to effectuate the Chinese Restructuring.

18.

This Second Amendment shall become effective (according to the terms hereof) on the date (the “Second Amendment Effective Date”) confirmed by the Company that the following conditions have been fully satisfied by the Company:

(a)

Agent shall have received counterpart originals of this Second Amendment, in each case duly executed and delivered by the Company, the Permitted Borrowers and requisite Lenders and in form and substance satisfactory to Agent and the requisite Lenders;

	(b)	Agent shall have received counterpart originals of those certain Reaffirmations of Guaranty executed and delivered by the applicable Guarantors; and

	(c)	Company shall have delivered to Agent such other documentation as Agent and the Lenders may reasonably request.

19.

Each of the Company and the Permitted Borrowers hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution and delivery of this Second Amendment and the other Loan Documents required to be delivered hereunder (if any), and the performance by the Company and the Permitted Borrowers of their respective obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within such undersigned’s corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Second Amendment or the Amended Credit Agreement, of any governmental body, agency or authority, and this Second Amendment, the Amended Credit Agreement and the other Loan Documents required to be delivered hereunder (if any), will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the continuing representations and warranties set forth in Sections 6.1 through 6.20, inclusive, of the Amended Credit Agreement are true and correct on and as of the date hereof (except to the extent such representations specifically relate to an earlier date), and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Amended Credit Agreement, and (c) as of the Second Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing, except as may have been waived by the terms of this Second Amendment.

20.

Except as specifically set forth above, this Second Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Agent and the Lenders of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

21.

Each of the Company and the Permitted Borrowers hereby acknowledges and confirms that it does not possess (and hereby forever waives, releases and holds harmless the Agent and the Lenders and each of their former, current and future parents, subsidiaries, affiliates, directors, officers, employees, attorneys and other representatives and each of their respective successors and assigns (collectively, the “Lender Parties”) from and against, and agrees not to allege or pursue) any claim, cause of action, demand, defense, and other right of action whatsoever, in law or equity which it and its respective successors or assigns have or may have against the Lender Parties, or any of them, prior to or as of the date of this Second Amendment by reason of any cause or matter of any kind or nature whatsoever, including, but not limited to, any cause or matter arising from, relating to, or connected with, in any manner the Credit Agreement, any of the Loan Documents, any related document, instrument or agreement or this Second Amendment (including, without limitation, any payment, performance, validity or enforceability of any or all of the indebtedness, covenants, agreements, rights, remedies, obligations and liabilities under the Credit Agreement, any of the Loan Documents, any related document, instrument or agreement or this Second Amendment) or any transactions relating to any of the foregoing, or any or all actions, courses of conduct or other matters in any manner whatsoever relating to or otherwise connected with any of the foregoing.

22.

Each of the Company and the Permitted Borrowers hereby acknowledges and agrees that this Second Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of the Company, any Permitted Borrower or any other party or any rights, privilege or remedy of the Agent or the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

23.

Each of the Company and the Permitted Borrowers hereby ratifies, confirms and reaffirms its covenants, agreements and obligations under the Credit Agreement, as amended as of the date hereof by the First Amendment and the Second Amendment, and each other Loan Document previously executed and delivered by it, or executed and delivered in accordance with the First Amendment or this Second Amendment.  Each reference in the Credit Agreement to “this Agreement” or “the Credit Agreement” shall be deemed to refer to Credit Agreement as amended by the First Amendment and this Second Amendment and each other amendment from time to time executed and delivered thereto.

24.	Unless otherwise defined to the contrary herein, all capitalized terms used in this Second Amendment shall have the meaning set forth in the Credit Agreement.

25.	This Second Amendment may be executed in counterpart in accordance with Section 13.10 of the Credit Agreement.

26.	This Second Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

          WITNESS the due execution hereof as of the day and year first above written.

COMPANY:		AGENT:

VISHAY INTERTECHNOLOGY, INC.		COMERICA BANK, As Co-Lead
Arranger, Co-Book Running Manager and Administrative Agent

By:	/s/ RICHARD N. GRUBB	By:	/s/

Its:	Executive Vice President, Chief Financial Officer and Treasurer 63 Lincoln Highway Malvern, Pennsylvania 19355	Its:	Vice President One Detroit Center 500 Woodward Avenue Detroit, Michigan 48226
Attention: Corporate Finance

PERMITTED BORROWERS:

VISHAY EUROPE GmbH

By:	/s/ RICHARD N. GRUBB

Its:	Vice President

VISHAY ELECTRONIC GmbH

By:	/s/ RICHARD N. GRUBB

Its:	Vice President

VISHAY INTERTECHNOLOGY ASIA PTE LTD

By:	/s/ BEE LENG SAW

Its:	Director

COMERICA BANK, individually, as a Lender, Swing Line Bank and as Issuing Bank

By:	/s/

Its:	___________________________________________

BANK OF AMERICA N.A., as Documentation Agent and as a Lender

By:	/s/

Its:	___________________________________________

FLEET NATIONAL BANK, as a Lender

By:	/s/

Its:	___________________________________________

BANK HAPOALIM B.M., NEW YORK BRANCH, as a Lender

By:	/s/

Its:	___________________________________________

By:	/s/

Its:	___________________________________________

BANK LEUMI USA, as Managing Agent and as a Lender

By:	/s/

Its:	___________________________________________

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:	/s/

Its:	___________________________________________

WESTLB AG, New York Branch, as a Lender

By:	/s/

Its:	___________________________________________

WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent and a Lender

By:	/s/

Its:	___________________________________________

JP MORGAN CHASE BANK, as Documentation Agent and a Lender

By:	/s/

Its:	___________________________________________

BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as a Lender

By:	/s/

Its:	___________________________________________

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/

Its:	___________________________________________

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/

Its:	___________________________________________